                               GUARANTY AGREEMENT


                                       BY


                             HSR ACQUISITION, INC.


                                  IN FAVOR OF


                    THE CHASE MANHATTAN BANK, N.A., AS AGENT


                                 JUNE 14, 1996

                               TABLE OF CONTENTS
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                                                                            Page
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
                                   ARTICLE 1

                                 General Terms

         Section 1.1      Terms Defined Above . . . . . . . . . . . . . . . . 1
         Section 1.2      Certain Definitions . . . . . . . . . . . . . . . . 1
         Section 1.3      Credit Agreement Definitions  . . . . . . . . . . . 3

                                   ARTICLE 2

                                  The Guaranty

         Section 2.1      Liabilities Guaranteed  . . . . . . . . . . . . . . 4
         Section 2.2      Nature of Guaranty  . . . . . . . . . . . . . . . . 4
         Section 2.3      Guarantor's Waivers . . . . . . . . . . . . . . . . 4
         Section 2.4      Maturity of Liabilities; Payment  . . . . . . . . . 5
         Section 2.5      Agent's Expenses  . . . . . . . . . . . . . . . . . 5
         Section 2.6      Liability . . . . . . . . . . . . . . . . . . . . . 5
         Section 2.7      Events and Circumstances Not Reducing or Discharging
                          Guarantor's Obligations . . . . . . . . . . . . . . 5
         Section 2.8      Right of Subrogation and Contribution . . . . . . . 7

                                  ARTICLE 3

                        Representations and Warranties

         Section 3.1      By Guarantor  . . . . . . . . . . . . . . . . . . . 8
         Section 3.2      No Representation by Lenders  . . . . . . . . . . . 9
         Section 3.3      Incorporation of Credit Agreement Representations,
                          Warranties and Covenants  . . . . . . . . . . . . . 9
         Section 3.4      Senior Indebtedness.  . . . . . . . . . . . . . . . 9


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
                                   ARTICLE 4

                        Subordination of Indebtedness

         Section 4.1      Subordination of All Guarantor Claims . . . . . . . 9
         Section 4.2      Claims in Bankruptcy  . . . . . . . . . . . . . .  10
         Section 4.3      Payments Held in Trust  . . . . . . . . . . . . .  10
         Section 4.4      Liens Subordinate . . . . . . . . . . . . . . . .  10
         Section 4.5      Notation of Records . . . . . . . . . . . . . . .  11

                                   ARTICLE 5

                                 Miscellaneous

         Section 5.1      Successors and Assigns  . . . . . . . . . . . . .  11
         Section 5.2      Notices . . . . . . . . . . . . . . . . . . . . .  11
         Section 5.3      Business and Financial Information  . . . . . . .  11
         Section 5.4      GOVERNING LAW; SUBMISSION TO JURISDICTION . . . .  11
         Section 5.5      Invalidity  . . . . . . . . . . . . . . . . . . .  13
         Section 5.6      ENTIRE AGREEMENT  . . . . . . . . . . . . . . . .  13



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
                              GUARANTY AGREEMENT


         THIS GUARANTY AGREEMENT by HSR ACQUISITION, INC. (hereinafter called
"Guarantor"), is in favor of THE CHASE MANHATTAN BANK, N.A., as agent (the
"Agent") for the lenders (the "Lenders") that are or become parties to the Credit Agreement defined below.

                             W I T N E S S E T H:

         WHEREAS, as of June 14, 1996, HS RESOURCES, INC., a Delaware corporation ("Borrower"), the Agent and the Lenders have entered into that certain Amended and Restated Credit Agreement (as the same may be amended from time to time, the "Credit Agreement"); and

         WHEREAS, one of the terms and conditions stated in the Credit
Agreement for the making of the loans described therein is the execution and delivery to the Agent for the benefit of the Lenders of this Guaranty
Agreement;

         NOW, THEREFORE, (i) in order to comply with the terms and conditions of the Credit Agreement, (ii) to induce the Lenders, at any time or from time to time, to loan monies, with or without security to or for the account of Borrower in accordance with the terms of the Credit Agreement, (iii) at the special insistence and request of the Lenders, and (iv) for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor hereby agrees as follows:

                                  ARTICLE 1

                                General Terms

         Section 1.1      Terms Defined Above.  As used in this Guaranty
Agreement, the terms "Borrower", "Guarantor", "Credit Agreement" and "Lenders" shall have the meanings indicated above.

         Section 1.2      Certain Definitions.  As used in this Guaranty
Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

         "Contribution Obligation" shall mean an amount equal, at any time and from time to time and for each respective Subsidiary Guarantor, to the product of (i) its Contribution Percentage times (ii) the total of (A) the sum of all payments made previous to or at the time of calculation by all Subsidiary Guarantors in respect of the Liabilities as a Subsidiary Guarantor less (B) the sum of any such payments previously returned to any Subsidiary Guarantor by operation of law or otherwise less (C) to the extent included in (A), the sum of any payments made by any Subsidiary Guarantor by way of its obligation of contribution under Section 2.8 of its respective Guaranty Agreement), provided, however, such Contribution Obligation for any Subsidiary Guarantor shall in no event exceed such Subsidiary Guarantor's Maximum Guaranteed Amount, as defined in the respective Guaranty Agreement of such Subsidiary Guarantor.

         "Contribution Percentage" shall mean for any Subsidiary Guarantor for any applicable date as of which such percentage is being determined, an amount equal to the quotient of (i) the Net Worth of such Subsidiary Guarantor as of such date, divided by (ii) the sum of the Net Worth of all the Subsidiary Guarantors as of such date.

         "Guarantor Claims" shall have the meaning indicated in Section 4.1 hereof.

         "Guaranty Agreement" shall mean this Guaranty Agreement, and where the context indicates, the Guaranty Agreement of any other Subsidiary Guarantor, as the same may from time to time be amended or supplemented.

         "Liabilities" shall mean (a) any and all indebtedness, obligations and liabilities of the Borrower pursuant to the Credit Agreement, including without limitation, the unpaid principal of and interest on the Notes, including without limitation, interest accruing subsequent to the filing of a petition or other action concerning bankruptcy or other similar proceeding; (b) any additional loans made by the Lenders to the Borrower; (c) payment of and performance of any and all present or future obligations of the Borrower or any Subsidiary Guarantor according to the terms of any present or future interest or currency rate swap, rate cap, rate floor, rate collar, exchange transaction, forward rate agreement or other exchange or rate protection agreements or any option with respect to any such transaction now existing or hereafter entered into between the Borrower and any of the Lenders and permitted by the terms of the Credit Agreement; (d) payment of and performance of any and all present or future obligations of the Borrower or any Subsidiary Guarantor according to the terms of any present or future swap agreements, cap, floor, collar, exchange transaction, forward agreement or other exchange or protection agreements relating to crude oil, natural gas or other hydrocarbons or any option with respect to any such transaction now existing or hereafter entered into between the Borrower and any of the Lenders and permitted by the terms of the Credit Agreement; (e) any and all other indebtedness, obligations and liabilities of any kind of the Borrower to the Lenders, now or hereafter existing, arising directly between the Borrower and the Lenders or acquired outright, as a participation, conditionally or as collateral security from another by the Lenders, absolute or contingent, joint and/or several, secured or unsecured, due or not due, arising by operation of law or otherwise, or direct or indirect, including indebtedness, obligations and liabilities to the Lenders of the Borrower as a member of any partnership, syndicate, association or other group, and whether incurred by the Borrower as principal, surety, endorser, guarantor, accommodation party or otherwise and (f) all renewals, rearrangements, increases, extensions for any period, amendments or supplements in whole or in part of the Notes or any documents evidencing the above.

         "Maximum Guaranteed Amount" shall mean, for the Guarantor, the greater of (i) the "reasonably equivalent value" or "fair consideration" (or equivalent concept) received by the Guarantor in exchange for the obligation incurred hereunder, within the meaning of any applicable state or federal fraudulent conveyance or transfer laws; or (ii) the lesser of (A) the maximum amount that will not render the Guarantor insolvent, or (B) the maximum amount that will not leave the Guarantor with any property deemed an unreasonably small capital. Clauses (A) and (B) are and shall be determined pursuant to and as of the appropriate date mandated by such applicable state or federal fraudulent conveyance or transfer laws and to the extent allowed by law take into account the rights to contribution and subrogation under
         Section 2.8 in each Guaranty Agreement so as to provide for the largest Maximum Guaranteed Amount possible.

         "Net Payments" shall mean an amount equal, at any time and from time to time and for each respective Subsidiary Guarantor, to the difference of (i) the sum of all payments made previous to or at the time of calculation by such Subsidiary Guarantor in respect to the Liabilities, as a Subsidiary Guarantor, and in respect of its obligations contained in this Guaranty Agreement, less (ii) the sum of all such payments previously returned to such Subsidiary Guarantor by operation of law or otherwise and including payments received by such Subsidiary Guarantor by way of its rights of subrogation and contribution under Section 2.8 of the other Guaranty Agreements.

         "Net Worth" shall mean for any Subsidiary Guarantor, calculated on and as of any applicable date on which such amount is being determined, the difference between (i) the sum of all such Subsidiary Guarantor's property, at a fair valuation and as of such date, minus (ii) the sum of all such Subsidiary Guarantor's debts, at a fair valuation and as of such date, excluding the Liabilities.

         "Subsidiary Guarantors" shall mean the Guarantors as defined in the Credit Agreement, including the Guarantor hereunder.

         Section 1.3 Credit Agreement Definitions. Unless otherwise defined herein, all terms beginning with a capital letter which are defined in the Credit Agreement shall have the same meanings herein as therein.





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                                   ARTICLE 2

                                 The Guaranty

         Section 2.1 Liabilities Guaranteed. Guarantor hereby irrevocably and unconditionally guarantees the prompt payment of the Liabilities when due, whether at maturity or otherwise, provided, however, that, notwithstanding anything herein or in any other Loan Document to the contrary, the maximum liability of Guarantor hereunder shall in no event exceed the Maximum Guaranteed Amount.

         Section 2.2 Nature of Guaranty. This Guaranty Agreement is an absolute, irrevocable, completed and continuing guaranty of payment and not a guaranty of collection, and no notice of the Liabilities or any extension of credit already or hereafter contracted by or extended to Borrower need be given to Guarantor. This Guaranty Agreement may not be revoked by Guarantor and shall continue to be effective with respect to debt under the Liabilities arising or created after any attempted revocation by Guarantor and shall remain in full force and effect until the Liabilities are indefeasibly paid in full and the Commitments terminated notwithstanding that from time to time prior thereto no Liabilities may be outstanding. Borrower and the Lenders may modify, alter, rearrange, extend for any period and/or renew from time to time, the Liabilities, and the Lenders may waive any Default or Events of Default without notice to the Guarantor and in such event Guarantor will remain fully bound hereunder on the Liabilities. This Guaranty Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of the Liabilities is rescinded or must otherwise be returned by any of the Lenders upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, all as though such payment had not been made. This Guaranty Agreement may be enforced by the Agent and any subsequent holder of any of the Liabilities and shall not be discharged by the assignment or negotiation of all or part of the Liabilities. Guarantor hereby expressly waives presentment, demand, notice of non-payment, protest and notice of protest and dishonor, notice of Default or Event of Default, notice of intent to accelerate the maturity and notice of acceleration of the maturity and any other notice in connection with the Liabilities, and also notice of acceptance of this Guaranty Agreement, acceptance on the part of the Lenders being conclusively presumed by the Lenders' request for this Guaranty Agreement and delivery of the same to the Agent.

         Section 2.3 Guarantor's Waivers. Guarantor waives any right to require any of the Lenders to (i) proceed against Borrower or any other person liable on the Liabilities, (ii) enforce any of their rights against any other guarantor of the Liabilities (iii) proceed or enforce any of their rights against or exhaust any security given to secure the Liabilities (iv) have Borrower joined with Guarantor in any suit arising out of this Guaranty Agreement and/or the Liabilities, or (v) pursue any other remedy in the Lenders' powers whatsoever. The Lenders shall not be required to mitigate damages or take any action to reduce, collect or enforce the Liabilities. Guarantor waives any defense arising by reason of any disability, lack of corporate authority or power, or other defense of Borrower or any other guarantor of the Liabilities, and shall remain liable hereon regardless of whether Borrower or any other guarantor be found not liable thereon for any reason. Whether and when to exercise any of the remedies of the Lenders under any of the Loan Documents shall be in the sole and absolute discretion of the Agent, and no delay by the Agent in enforcing any remedy, including delay in conducting a foreclosure sale, shall be a defense to the Guarantor's liability under this Guaranty Agreement. To the extent allowed by applicable law, the Guarantor hereby waives any good faith duty on the part of the Agent in exercising any remedies provided in the Loan Documents.

         Section 2.4 Maturity of Liabilities; Payment. Guarantor agrees that if the maturity of any of the Liabilities is accelerated by bankruptcy or otherwise, such maturity shall also be deemed accelerated for the purpose of this Guaranty Agreement without demand or notice to Guarantor. Guarantor will, forthwith upon notice from the Agent, pay to the Agent the amount due and unpaid by Borrower and guaranteed hereby. The failure of the Agent to give this notice shall not in any way release Guarantor hereunder.

         Section 2.5 Agent's Expenses. If Guarantor fails to pay the Liabilities after notice from the Agent of Borrower's failure to pay any Liabilities at maturity, and if the Agent obtains the services of an attorney for collection of amounts owing by Guarantor hereunder, or obtaining advice of counsel in respect of any of their rights under this Guaranty Agreement, or if suit is filed to enforce this Guaranty Agreement, or if proceedings are had in any bankruptcy, probate, receivership or other judicial proceedings for the establishment or collection of any amount owing by Guarantor hereunder, or if any amount owing by Guarantor hereunder is collected through such proceedings, Guarantor agrees to pay to the Agent the Agent's reasonable attorneys' fees.

         Section 2.6 Liability. It is expressly agreed that the liability of the Guarantor for the payment of the Liabilities guaranteed hereby shall be primary and not secondary.

         Section 2.7 Events and Circumstances Not Reducing or Discharging Guarantor's Obligations. Guarantor hereby consents and agrees to each of the following to the fullest extent permitted by law, and agrees that Guarantor's obligations under this Guaranty Agreement shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any rights (including without limitation rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

                 (a) Modifications, etc. Any renewal, extension, modification, increase, decrease, alteration or rearrangement of all or any part of the Liabilities, or of the Notes, or the Credit Agreement or any instrument executed in connection therewith, or any contract or understanding between Borrower and any of the Lenders, or any other Person, pertaining to the Liabilities;

                 (b) Adjustment, etc. Any adjustment, indulgence, forbearance or compromise that might be granted or given by any of the Lenders to Borrower or Guarantor or any Person liable on the Liabilities;

                 (c) Condition of Borrower or Guarantor. The insolvency, bankruptcy arrangement, adjustment, composition, liquidation, disability, dissolution, death or lack of power of Borrower or Guarantor or any other Person at any time liable for the payment of all or part of the Liabilities; or any dissolution of Borrower or Guarantor, or any sale, lease or transfer of any or all of the assets of Borrower or Guarantor, or any changes in the shareholders, partners,
         or members of Borrower or Guarantor; or any    reorganization  of
         Borrower or Guarantor;

                 (d) Invalidity of Liabilities. The invalidity, illegality or unenforceability of all or any part of the Liabilities, or any document or agreement executed in connection with the Liabilities, for any reason whatsoever, including without limitation the fact that the Liabilities, or any part thereof, exceed the amount permitted by law, the act of creating the Liabilities or any part thereof is ultra vires, the officers or representatives executing the documents or otherwise creating the Liabilities acted in excess of their authority, the Liabilities violate applicable usury laws, the Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Liabilities wholly or partially uncollectible from Borrower, the creation, performance or repayment of the Liabilities (or the execution, delivery and performance of any document or instrument representing part of the Liabilities or executed in connection with the Liabilities, or given to secure the repayment of the Liabilities) is illegal, uncollectible, legally impossible or unenforceable, or the Credit Agreement or other documents or instruments pertaining to the Liabilities have been forged or otherwise are irregular or not genuine or authentic;

                 (e) Release of Obligors. Any full or partial release of the liability of Borrower on the Liabilities or any part thereof, of any co-guarantors, or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Liabilities or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Liabilities in full without assistance or support of any other Person, and Guarantor has not been induced to enter into this Guaranty Agreement on the basis of a contemplation, belief, understanding or agreement that other parties other than the Borrower will be liable to perform the Liabilities, or the Lenders will look to other parties to perform the Liabilities;

                 (f) Other Security. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Liabilities;

                 (g) Release of Collateral, etc. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Liabilities;

                 (h) Care and Diligence. The failure of the Lenders or any other Person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security;

                 (i) Status of Liens. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Liabilities shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Liabilities;

                 (j) Payments Rescinded. Any payment by Borrower to the Lenders is held to constitute a preference under the bankruptcy laws, or for any reason the Lenders are required to refund such payment or pay such amount to Borrower or someone else; or

                 (k) Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Credit Agreement, the Liabilities, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Liabilities pursuant to the terms hereof; it being the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Liabilities when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Liabilities.

         Section 2.8 Right of Subrogation and Contribution. If Guarantor makes a payment in respect of the Liabilities, it shall be subrogated to the rights of the Lenders against the Borrower with respect to such payment and shall have the rights of contribution against the other

Subsidiary Guarantors set forth in Section 2.8 of the Subsidiary Guarantors' Guaranty Agreements; provided that the Guarantor shall not enforce its rights to any payment by way of subrogation or by exercising its rights of contribution or reimbursement or the right to participate in any security now or hereafter held by or for the benefit of the Lenders until the Liabilities have been paid in full. The Guarantor agrees that after all the Liabilities have been paid in full that if its then current Net Payments are less than the amount of its then current Contribution Obligation, the Guarantor shall pay to the other Subsidiary Guarantors an amount (together with any payments required of the other Subsidiary Guarantors by Section 2.8 of each other Guaranty Agreement) such that the Net Payments made by all Subsidiary Guarantors in respect of the Liabilities shall be shared among all of the Subsidiary Guarantors in proportion to their respective Contribution Percentage.


                                   ARTICLE 3

                         Representations and Warranties

         Section 3.1 By Guarantor. In order to induce the Lenders to accept this Guaranty Agreement, Guarantor represents and warrants to the Lenders (which representations and warranties will survive the creation of the Liabilities and any extension of credit thereunder) that:

                 (a) Benefit to Guarantor. Guarantor's guaranty pursuant to this Guaranty Agreement reasonably may be expected to benefit, directly or indirectly, Guarantor.

                 (b) Corporate Existence. Guarantor is a corporation duly organized, legally existing and in good standing under the laws of the State of its incorporation and is duly qualified as a foreign corporation in all jurisdictions wherein the property owned or the business transacted by it makes such qualification necessary.

                 (c) Corporate Power and Authorization. Guarantor is duly authorized and empowered to execute, deliver and perform this Guaranty Agreement and all corporate action on Guarantor's part requisite for the due execution, delivery and performance of this Guaranty Agreement has been duly and effectively taken.

                 (d) Binding Obligations. This Guaranty Agreement constitutes valid and binding obligations of Guarantor, enforceable in accordance with its terms (except that enforcement may be subject to any applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors' rights).

                 (e) No Legal Bar or Resultant Lien. This Guaranty Agreement will not violate any provisions of Guarantor's articles or certificate of incorporation, bylaws, or any contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which Guarantor is subject, or result in the creation or imposition of any Lien upon any Properties of Guarantor.

                 (f) No Consent. Guarantor's execution, delivery and performance of this Guaranty Agreement does not require the consent or approval of any other Person, including without limitation any regulatory authority or governmental body of the United States or any state thereof or any political subdivision of the United States or any state thereof.

                 (g) Solvency. (i) It is not insolvent as of the date hereof and will not be rendered insolvent as a result of this Guaranty Agreement, (ii) it is not engaged in business or a transaction, or about to engage in a business or a transaction, for which any property or assets remaining with such Guarantor is unreasonably small capital, and (iii) it does not intend to incur, or believe it will incur, debts that will be beyond its ability to pay as such debts mature.

         Section 3.2 No Representation by Lenders. Neither the Lenders nor any other Person has made any representation, warranty or statement to the Guarantor in order to induce the Guarantor to execute this Guaranty Agreement.

         Section 3.3 Incorporation of Credit Agreement Representations, Warranties and Covenants. The Guarantor hereby represents and warrants that the matters contained in each of the applicable representations and warranties contained in Article VII of the Credit Agreement pertaining to the Guarantor or its Properties are true and correct as of the date of this Guaranty Agreement, and covenants and agrees, so long as any of the Liabilities or Commitments remain outstanding, to comply with the applicable covenants contained in Articles VIII and IX of the Credit Agreement pertaining to the Guarantor or its Properties. The guarantor hereby acknowledges that it has been furnished a copy of the Credit Agreement and that it is thoroughly familiar with the representations, warranties and covenants which are incorporated herein by virtue of this Section 3.3.

         Section 3.4 Senior Indebtedness. The Liabilities shall be Subsidiary Guarantor Senior Indebtedness and Specified Subsidiary Guarantor Senior Indebtedness pursuant to and as defined in the Indenture.

                                  ARTICLE 4

                        Subordination of Indebtedness

         Section 4.1 Subordination of All Guarantor Claims. As used herein, the term "Guarantor Claims" shall mean all debts and liabilities of Borrower to Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligation of Borrower thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the person or persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor. The Guarantor Claims shall include without limitation all rights and claims of Guarantor against Borrower arising as a result of subrogation or otherwise as a result of Guarantor's payment of all or a portion of the Liabilities. Until the Liabilities shall be paid and satisfied in full and Guarantor shall have performed all of its obligations hereunder, Guarantor shall not receive or collect, directly or indirectly, from Borrower or any other party any amount upon the Guarantor Claims.

         Section 4.2 Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor's relief, or other insolvency proceedings involving Borrower as debtor, the Lenders shall have the right to prove their claim in any proceeding, so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian, dividends and payments which would otherwise be payable upon Guarantor Claims. Guarantor hereby assigns such dividends and payments to the Lenders. Should the Agent or any Lender receive, for application upon the Liabilities, any such dividend or payment which is otherwise payable to Guarantor, and which, as between Borrower and Guarantor, shall constitute a credit upon the Guarantor Claims, then upon payment in full of the Liabilities, Guarantor shall become subrogated to the rights of the Lenders to the extent that such payments to the Lenders on the Guarantor Claims have contributed toward the liquidation of the Liabilities, and such subrogation shall be with respect to that proportion of the Liabilities which would have been unpaid if the Agent or a Lender had not received dividends or payments upon the Guarantor Claims.

         Section 4.3 Payments Held in Trust. In the event that notwithstanding Sections 4.1 and 4.2 above, Guarantor should receive any funds, payments, claims or distributions which is prohibited by such Sections, Guarantor agrees to hold in trust for the Lenders an amount equal to the amount of all funds, payments, claims or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions except to pay them promptly to the Agent, and Guarantor covenants promptly to pay the same to the Agent.

         Section 4.4 Liens Subordinate. Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon Borrower's assets securing payment of the





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
Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower's assets securing payment of the Liabilities, regardless of whether such encumbrances in favor of Guarantor, the Agent or the Lenders presently exist or are hereafter created or attach. Without the prior written consent of the Lenders, Guarantor shall not (a) exercise or enforce any creditor's right it may have against the Borrower, or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceeding (judicial or otherwise, including without limitation the commencement of or joinder in any liquidation, bankruptcy, rearrangement, debtor's relief or insolvency proceeding) to enforce any lien, mortgages, deeds of trust, security interest, collateral rights, judgments or other encumbrances on assets of Borrower held by Guarantor.

         Section 4.5 Notation of Records. All promissory notes, accounts receivable ledgers or other evidence of the Guarantor Claims accepted by or held by Guarantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Guaranty Agreement.

                                  ARTICLE 5

                                Miscellaneous

         Section 5.1 Successors and Assigns. This Guaranty Agreement is and shall be in every particular available to the successors and assigns of the Lenders and is and shall always be fully binding upon the legal representatives, heirs, successors and assigns of Guarantor, notwithstanding that some or all of the monies, the repayment of which this Guaranty Agreement applies, may be actually advanced after any bankruptcy, receivership, reorganization, death, disability or other event affecting Guarantor.

         Section 5.2 Notices. Any notice or demand to Guarantor under or in connection with this Guaranty Agreement may be given and shall conclusively be deemed and considered to have been given and received in accordance with
Section 12.02 of the Credit Agreement, addressed to Guarantor at the address on the signature page hereof or at such other address provided to the Agent in writing.

         Section 5.3 Business and Financial Information. The Guarantor will promptly furnish to the Agent and the Lenders from time to time upon request such information regarding the business and affairs and financial condition of the Guarantor and its subsidiaries as the Agent and the Lenders may reasonably request.

         Section 5.4      GOVERNING LAW; SUBMISSION TO JURISDICTION.

                 (a)     THIS GUARANTY AGREEMENT (INCLUDING, BUT NOT LIMITED
         TO, THE VALIDITY AND ENFORCEABILITY HEREOF AND THEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, OTHER THAN THE CONFLICT OF LAWS RULES THEREOF.

                 (b)     ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE
         LOAN DOCUMENTS SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS GUARANTY AGREEMENT, THE GUARANTOR HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY
         LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE THE PARTIES FROM OBTAINING JURISDICTION OVER OTHER PARTIES IN ANY COURT OTHERWISE HAVING JURISDICTION.

                 (c)  THE GUARANTOR HEREBY IRREVOCABLY DESIGNATES CT
         CORPORATION LOCATED AT 1633 BROADWAY, NEW YORK, NEW YORK 10019, AS THE DESIGNEE, APPOINTEE AND AGENT OF THE GUARANTOR TO RECEIVE, FOR AND ON BEHALF OF THE GUARANTOR, SERVICE OF PROCESS IN SUCH RESPECTIVE JURISDICTIONS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH AGENT WILL BE PROMPTLY FORWARDED BY OVERNIGHT COURIER TO THE GUARANTOR AT ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW, BUT THE FAILURE OF THE GUARANTOR TO RECEIVE SUCH COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. THE GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE GUARANTOR AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING.

                 (d)  NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE GUARANTOR
         THE AGENT OR ANY LENDER OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE GUARANTOR IN ANY OTHER JURISDICTION, INCLUDING WITHOUT LIMITATION, THE COMMENCEMENT OF ENFORCEMENT PROCEEDINGS UNDER THE LOAN DOCUMENTS IN ALL APPLICABLE JURISDICTIONS.

                 (e) THE GUARANTOR HEREBY (I) IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTY AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN;
         (II) IRREVOCABLY WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (III) CERTIFY THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (IV) ACKNOWLEDGE THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 5.4.

         Section 5.5 Invalidity. In the event that any one or more of the provisions contained in this Guaranty Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Guaranty Agreement.

         Section 5.6 ENTIRE AGREEMENT. THIS WRITTEN GUARANTY AGREEMENT EMBODIES THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE LENDERS AND THE GUARANTOR AND SUPERSEDES ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THIS WRITTEN GUARANTY AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.





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